Exhibit 10.1

Execution Version

COLLATERAL AGREEMENT

made by

GOGO INC.,

GOGO INTERMEDIATE HOLDINGS LLC,

GOGO FINANCE CO. INC.

and certain of their Subsidiaries

in favor of

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of April 25, 2019

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Section 7.	POWER OF ATTORNEY; AUTHORIZATION OF FINANCING STATEMENTS	28

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	28
7.2	Authorization of Financing Statements	30

Section 8.	THE COLLATERAL AGENT	31

8.1	Authority of Collateral Agent	31

Section 9.	MISCELLANEOUS	32

9.1	Amendments in Writing	32
9.2	Notices	32
9.3	No Waiver by Course of Conduct; Cumulative Remedies	32
9.4	Expenses; Indemnification	32
9.5	Successors and Assigns	32
9.6	Set-Off	32
9.7	Counterparts	33
9.8	Severability	33
9.9	Section Headings	33
9.10	[Reserved]	33
9.11	GOVERNING LAW	33
9.12	Submission to Jurisdiction; Waivers	33
9.13	Acknowledgments	34
9.14	Additional Grantors	34
9.15	Releases	34
9.16	WAIVER OF JURY TRIAL	35
9.17	Collateral Agency Agreement	35

ii

Schedules

Schedule 1 – Notice Addresses of Grantors
Schedule 2 – Description of Pledged Investment Property
Schedule 3 – Filings and Other Actions Required to Perfect Security Interests
Schedule 4 – Exact Legal Name, Jurisdiction of Organization, Location of Chief Executive Office or Sole Place of Business (if Applicable) and Organizational ID
Schedule 5 – Location of Inventory and Equipment
Schedule 6 – Copyrights, Patents, Trademarks and Exclusive Licenses to Registered United States Copyrights, Patents and Trademarks
Schedule 7 – Material Excluded Assets
Schedule 8 – Letter of Credit Rights
Schedule 9 – Commercial Tort Claims

Exhibits

Exhibit A-1 – Form of Copyright Security Agreement
Exhibit A-2 – Form of Patent Security Agreement
Exhibit A-3 – Form of Trademark Security Agreement

Annex

Annex 1 – Form of Assumption Agreement

iii

COLLATERAL AGREEMENT dated as of April 25, 2019 among each of the signatories hereto designated as a Grantor on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, the “Grantors”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Collateral Agent”) for the Priority Lien Secured Parties (as defined in such Collateral Agency Agreement referred to below) pursuant to the Collateral Agency Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation, issued 9.875% Senior Secured Notes due 2024 (the “Notes”) in an aggregate principal amount of $905,000,000 pursuant to an Indenture dated as of the date hereof (as amended, waived, supplemented or otherwise modified from time to time, the “Indenture”) among Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee thereunder;

WHEREAS, the Grantors may from time to time incur additional Priority Lien Obligations in accordance with the terms of the Secured Debt Documents (as defined in the Collateral Agency Agreement) and the Collateral Agency Agreement;

WHEREAS, Gogo Intermediate Holdings LLC and Gogo Finance Co. Inc. are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc. and the other Grantors are engaged in related businesses and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Priority Lien Documents (as defined in the Collateral Agency Agreement);

WHEREAS, the Grantors, the Collateral Agent and the Priority Lien Representatives (as defined in the Collateral Agency Agreement) have entered into a Collateral Agency Agreement dated as of the date hereof (as amended, waived, supplemented or otherwise modified from time to time, including in connection with the joinder of any Junior Lien Representatives (as defined in the Collateral Agency Agreement) and other future parties thereto from time to time, the “Collateral Agency Agreement”); and

WHEREAS, it is a condition precedent to the obligation of the Priority Lien Secured Parties to make their respective extensions of credit to the Grantors under the Priority Lien Documents that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Priority Lien Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Priority Lien Secured Parties to enter into the Priority Lien Documents and to induce the Priority Lien Secured Parties to make their respective extensions of credit to the Grantors thereunder, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Priority Lien Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“ABL Agent” shall have the meaning set forth in the Crossing Lien Intercreditor Agreement.

“ABL Credit Agreement” shall have the meaning set forth in the Crossing Lien Intercreditor Agreement.

“ABL Documents” shall have the meaning set forth in the Crossing Lien Intercreditor Agreement.

“ABL Obligations” shall have the meaning set forth in the Indenture.

“ABL Priority Collateral” shall have the meaning set forth in the Crossing Lien Intercreditor Agreement.

“After-Acquired Intellectual Property” shall have the meaning set forth in Section 5.9(c).

“Agreement” shall mean this Collateral Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Cash Equivalents” shall have the meaning set forth in the Indenture and shall include any similar term in any other Priority Lien Document.

“Cash Flow Priority Collateral” shall have the meaning set forth in the Crossing Lien Intercreditor Agreement.

“Collateral” shall have the meaning set forth in Section 3(a).

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.3.

“Collateral Agency Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications Act” shall mean the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the FCC or any other similar or successor agency thereunder.

“Communications Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by a Governmental Authority (including the FCC) relating in any way to the use of radiofrequency spectrum or the offering or provision of video, communications, telecommunications or information services (including the Communications Act).

“Copyright Licenses” shall mean all written licenses providing for the grant to or from a Grantor of any right in or to any Copyright (including as of the date hereof, without limitation, those listed on Schedule 6).

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all copyrightable works of authorship, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including as of the date hereof, without limitation, the registrations and applications listed on Schedule 6, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other copyright rights accruing thereunder or pertaining thereto throughout the world.

“Crossing Lien Intercreditor Agreement” shall have the meaning set forth in the Indenture.

“Deposit Account” shall mean all “deposit accounts” as defined in Article 9 of the UCC and all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts), and shall include as of the date hereof, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Discharge of ABL Obligations” shall have the meaning set forth in the Crossing Lien Intercreditor Agreement.

“Equity Interests” (i) shall mean with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof and (ii) shall include, without limitation, all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests.

“Excluded Assets” shall mean (i) any permit, lease, license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only to the extent that the grant of a security interest hereunder (a) is prohibited by or a violation of any law, rule or regulation applicable to such Grantor or (b) shall constitute or result in a breach of a term or provision of, or the termination or a default under the terms of, such permit, lease, license, contract or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity); provided, however, that the Collateral shall include (and such security interest shall attach and the definition of Excluded Assets shall not then include) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such permit, lease, license, contract or agreement not subject to the prohibitions specified in clauses (a) or (b) above; provided further that the exclusions referred to in clause (i) of this definition shall not include any Proceeds of such permit, lease, license, contract or agreement, (ii) property owned by any Grantor that is subject to a purchase money Lien or Capitalized Lease Obligation (as defined in the Indenture and including any similar term in any other Priority Lien Document) incurred in accordance with the terms of the Priority Lien Documents if the agreement pursuant to which such Lien is granted (or the document providing for such Capitalized Lease Obligation) prohibits, or requires the consent of any Person other than the Grantors which has not been obtained as a condition to, the creation of any other Lien on such property, (iii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein could impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law (“Intent-to-Use Applications”), (iv) any trucks, trailers, tractors, service vehicles, automobiles, construction and earth moving equipment, rolling stock or other registered mobile equipment or other Equipment of any nature covered by certificates of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing, to the extent a Lien on any such assets may not be perfected by the filing of a UCC financing statement, (v) Excluded Foreign Restricted Subsidiary Voting Stock, (vi) Letter of Credit Rights and commercial tort claims individually with a value of less than $1,000,000, in each case, that do not constitute Proceeds of Collateral, (vii) those assets over which the granting of security interests in such assets would result in material adverse tax consequences as reasonably determined by the Gogo Intermediate Holdings LLC (it being understood that the Grantors shall not be required to enter into any security agreements or pledge agreements governed by foreign law), (viii) assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to Gogo Intermediate Holdings LLC or any of its Subsidiaries as reasonably determined by Gogo Intermediate Holdings LLC and the Collateral Agent that are excessive in view of the benefits that would be obtained by the Priority Lien Secured Parties, (ix) any margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), (x) any aircraft, airframes, aircraft engines or helicopters, or any Equipment or other assets constituting a part thereof, to the extent a Lien on any such assets may not be perfected by the filing of a UCC financing statement, (xi) leased cell towers to the extent a leasehold mortgage is required to create or perfect a security interest therein and (xii) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

“Excluded Foreign Restricted Subsidiary Voting Stock” shall mean, prior to the first anniversary of a Foreign Restricted Subsidiary becoming a Restricted Subsidiary, any voting stock in excess of 65% of the total outstanding amount of any class of voting stock of such Foreign Restricted Subsidiary; provided, that, notwithstanding the foregoing, voting stock of a

Foreign Restricted Subsidiary will not be Excluded Foreign Restricted Subsidiary Voting Stock for the period before the first anniversary of a Foreign Restricted Subsidiary becoming a Restricted Subsidiary and ending on the first anniversary if the Company determines in good faith that such Foreign Restricted Subsidiary will not have any earnings and profits for U.S. federal income tax purposes before the first anniversary of such Foreign Restricted Subsidiary having become a Restricted Subsidiary. For the avoidance of doubt, no voting stock of a Foreign Restricted Subsidiary will be Excluded Foreign Restricted Subsidiary Voting Stock on or after the first anniversary of such Foreign Restricted Subsidiary becoming a Restricted Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Grantor, as it relates to all or a portion of the grant by such Grantor of a security interest hereunder, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such security interest is or becomes illegal.

“FCC” shall mean the Federal Communications Commission, and any successor agency of the United States Government exercising substantially equivalent powers.

“FCC License” shall mean any Governmental Authorization granted by the FCC pursuant to the Communications Act, or by any other Governmental Authority pursuant to Communications Laws, to any Grantor or assigned or transferred to any Grantor pursuant to Communications Laws.

“Foreign Restricted Subsidiary” shall have the meaning set forth in the Indenture and shall include any similar term in any other Priority Lien Document.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Authorization” shall mean all authorizations, certificates, consents, decrees, permits, licenses, registrations, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with the business of Parent and its Subsidiaries.

“Grantors” shall have the meaning set forth in the preamble to this Agreement.

“Indenture” shall have the meaning set forth in the recitals to this Agreement.

“Intellectual Property” shall mean, with respect to any Grantor, the collective reference to all rights, priorities and privileges relating to intellectual property of such Grantor, whether arising under United States, multinational or foreign laws, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreements” shall mean, collectively, the Copyright Security Agreement substantially the form of Exhibit A-1, the Patent Security Agreement substantially in the form of Exhibit A-2, and the Trademark Security Agreement substantially in the form of Exhibit A-3.

“Intercreditor Agreements” shall have the meaning set forth in the Indenture.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Restricted Subsidiary Voting Stock) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” shall mean the collective reference to each issuer of Pledged Equity Interests.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or results of operations of the Grantors and their respective Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Priority Lien Documents or the rights or remedies of the Collateral Agent or the Priority Lien Secured Parties hereunder or thereunder, taken as a whole, or (c) the validity, perfection or priority of the Collateral Agent’s Liens upon a material portion of the Collateral.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor.

“Material Real Property” shall mean any fee interest of any Grantor in real property having a value of greater than $1,000,000 and any leasehold interest of any Grantor in real property having annual fixed rental payments of greater than $1,000,000; provided that (i) the value of any leasehold interest in real property shall not include any leasehold improvements and (ii) Material Real Property shall not include Excluded Assets.

“Mortgages” shall mean any mortgages, deeds of trust or other security document made by any Grantor in favor of, or for the benefit of, the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time, for the benefit of the Priority Lien Secured Parties, in each case, in form and substance reasonably satisfactory to the Collateral Agent and the applicable Grantor.

“Notes” shall have the meaning set forth in the recitals to this Agreement.

“Patent Licenses” shall mean all written licenses providing for the grant to or from a Grantor of any right in or to any Patent (including as of the date hereof, without limitation, those listed on Schedule 6).

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including as of the date hereof, without limitation, (i) each patent and patent application listed on Schedule 6, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other patent rights accruing thereunder or pertaining thereto throughout the world.

“Perfected IP” shall have the meaning set forth in Section 5.9(d).

“Pledged Commodity Contracts” shall mean, all Commodity Contracts listed on Schedule 2 as of the date hereof, and all other Commodity Contracts to which any Grantor is party from time to time.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including as of the date hereof, without limitation, the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Equity Interests, and shall include Pledged LLC Interest, Pledged Partnership Interest and Pledged Stock; provided, however, that “Pledged Equity Interests” shall not include Excluded Assets.

“Pledged LLC Interests” shall mean all membership interests and other interests of any Grantor now owned or hereafter acquired in any limited liability company including as of the date hereof, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided however that Pledged LLC Interests shall not include Excluded Assets.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including as of the date hereof, without limitation, those listed on Schedule 2.

“Pledged Partnership Interests” shall mean all partnership interests and other interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including as of the date hereof, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged

Partnership Interests” and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of such partnership, all of the Grantor’s rights, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided however that Pledged Partnership Interests shall not include Excluded Assets.

“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including as of the date hereof, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing provided, however, that Pledged Stock shall not include Excluded Assets.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests regardless of whether constituting Securities under the UCC.

“Pledged Security Entitlements” shall mean, all security entitlements with respect to the financial assets listed on Schedule 2 as of the date hereof, and all other security entitlements of any Grantor.

“Priority Lien Event of Default” shall mean any event or condition that, under the terms of any Priority Lien Document, causes, or permits holders of Priority Lien Debt outstanding thereunder (with the giving of notice or the lapse of time, or both, to the extent applicable) to cause, the Priority Lien Debt outstanding thereunder to become immediately due and payable.

“Priority Lien Obligations” shall have the meaning set forth in the Collateral Agency Agreement; provided that the Priority Lien Obligations shall exclude any Excluded Swap Obligations.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Governmental Authorizations and the Communications Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Specified Assets” shall have the meaning set forth in Section 4.3(b).

“Specified Event of Default” shall mean a Priority Lien Event of Default arising under item (1), (2), (7) or (8) of the definition of “Event of Default” set forth in Section 6.01 of the Indenture or any similar Priority Lien Event of Default arising under any other Priority Lien Document.

“Specified IP Assets” shall mean all Collateral consisting of Intellectual Property for which the creation or perfection of Liens thereon requires execution of documents, filings in or other actions under the laws of jurisdictions outside of the United States of America, any State thereof or the District of Columbia.

“Swap Obligation” shall mean, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trademark Licenses” shall mean all written licenses providing for the grant to or from a Grantor of any right in or to any Trademark (including as of the date hereof, without limitation, those listed on Schedule 6).

“Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names and other indicia of origin or source identification, whether registered or unregistered (other than Intent-to-Use Applications), and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof including as of the date hereof, without limitation, the registrations and applications listed on Schedule 6, (ii) all extensions and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit now and other payments hereafter due and/or payable with respect thereto, and (v) all other trademark rights accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean all written licenses providing for the grant to or from a Grantor of any right in or to any Trade Secret.

“Trade Secrets” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, in each case, to the extent recognized and protected as a trade secret under the applicable laws of the relevant jurisdiction, and with respect to any and all of the foregoing (i) all rights to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other trade secret rights accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Priority Lien Obligations shall mean the unconditional, final and irrevocable payment in full in cash, in immediately available funds, of all of the Priority Lien Obligations.

(e) The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(f) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(g) This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.

SECTION 2. [RESERVED]

SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a) Each Grantor hereby grants to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, subject to the last sentence of this Section 3(a), the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Priority Lien Obligations:

(i) all Accounts, including all Receivables;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Money;

(xiii) all Pledged Equity Interests:

(xiv) all Goods not otherwise described above;

(xv) all Collateral Accounts;

(xvi) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xvii) all commercial tort claims now or hereinafter described on Schedule 9; and

(xviii) to the extent not otherwise included, all Proceeds, products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing provisions of this Section 3(a), the foregoing grant of a security interest shall not extend to, and the term “Collateral” shall not include (a) FCC Licenses to the extent (but only to the extent) that any law, regulation, permit, order or decree of any Governmental Authority in effect at the time applicable thereto prohibits the grant of a security interest therein; provided, however, that the foregoing grant of a security interest shall extend to, and the Collateral shall include, each of the following: (A) the right to receive all proceeds derived or arising from or in connection with the sale, assignment, transfer or transfer of control over such FCC Licenses; (B) any and all Proceeds of any FCC Licenses that are not otherwise excluded; and (C) in the event that such law, regulation, permit, order or decree shall be amended, modified or interpreted to permit (or shall be replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the grant of a security interest therein, such FCC Licenses as well as any and all Proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the Collateral and (b) Excluded Assets. It is understood that with respect to the Specified IP Assets, the above grant is effective only to the extent such security interest can be granted pursuant to this Agreement.

(b) Notwithstanding anything herein to the contrary, the Grantors will not be required to (x) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, including, without limitation, in order to create any security interests (or other Liens) in or to otherwise comply with this agreement with respect to assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (y) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities accounts or other Collateral, except (subject in all respects to the foregoing clause (x)) to the extent required by Section 5.2(b) or (c) of this Agreement, provided that, in the case of Collateral that constitutes (A) Equity Interests, (B) intercompany notes in certificated form or (C) notes in certificated form evidencing debt owed to any Grantor by a third party, the Grantors will in each case (subject in all respects to the foregoing clause (x)) deliver such Equity Interests or notes (in the case of any such notes, limited to any note with a principal amount in excess of $1,000,000) to the Collateral Agent in accordance with the provisions of this Agreement (provided that the aggregate principal amount of notes not delivered to the Collateral Agent because the amount of such notes is below the $1,000,000 threshold described above shall not at any time exceed $2,500,000), or (z) deliver landlord lien waivers, estoppels or collateral access letters.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Priority Lien Secured Parties to enter into the Priority Lien Documents and make their respective extensions of credit thereunder, each Grantor hereby represents and warrants to the Collateral Agent and the Priority Lien Secured Parties on the date hereof that:

4.1 [Reserved].

4.2 Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for the Liens or claims created under this Agreement, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for

Liens permitted under the Priority Lien Documents. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Priority Lien Secured Parties, pursuant to this Agreement or as are permitted by the Priority Lien Documents or as to which documentation to terminate the same shall have been delivered to the Collateral Agent.

4.3 Valid, Perfected First Priority Liens. (a) Except with respect to Specified IP Assets, this Agreement is effective to create a valid and enforceable security interest in the Collateral in favor of the Collateral Agent to secure the payment and performance of the Priority Lien Obligations, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) Except with respect to Specified Assets, upon the completion of the Perfection Actions (as defined below), the security interest created pursuant to this Agreement (A) will be (to the extent provided in this Agreement) a perfected security interest in the Collateral in favor of the Collateral Agent, and (B) will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). As used in this Section 4.3(b), the following terms have the following meanings:

“Financing Statements”: the financing statements delivered to the Collateral Agent by the Grantors for filing in the jurisdictions listed on Schedule 3 (which financing statements are in proper form for filing in such jurisdiction).

“Ordinary Course Transferees”: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Sections 9-320(a) and 9-321 of the UCC as in effect from time to time in the relevant jurisdiction; (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the UCC as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the UCC as in effect from time to time in the relevant jurisdiction.

“Perfection Actions”: (i) the filing or recording of the Financing Statements, any mortgages to the extent required by this Agreement or any other Priority Lien Document, any Intellectual Property Security Agreement as set forth in Schedule 3, and any filings after the date hereof in any other jurisdiction as may be necessary under any Requirement of Law, (ii) the delivery to and continuing possession by the Collateral Agent of all Instruments and Pledged Securities a security interest in which is perfected by possession, (iii) the actions contemplated in the proviso in clause (y) of Section 3(b) and (iv) the obtaining and maintenance of “control” (as described in the UCC) by the Collateral Agent of all Deposit Accounts and Securities Accounts a security interest in which is perfected by control.

“Permitted Liens”: Liens permitted pursuant to the Indenture, including without limitation those permitted to exist pursuant to Section 4.12 of the Indenture, and the other Priority Lien Documents.

“Specified Assets”: the following property of the Grantors:

(1) Fixtures, Money and Cash Equivalents (other than Cash Equivalents constituting Investment Property to the extent a security interest is perfected by the filing of a financing statement under the UCC);

(2) Specified IP Assets;

(3) Uncertificated Securities (to the extent a security interest is not perfected by the filing of a financing statement);

(4) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State thereof or the District of Columbia (except to the extent the such filings or other actions have been made or taken);

(5) goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the UCC of the applicable jurisdiction, to the extent of claims of creditors of such Person;

(6) Proceeds of Accounts, Receivables or Inventory which do not themselves constitute Collateral or which do not constitute identifiable cash Proceeds or which have not yet been transferred to or deposited in the Collateral Account (if any);

(7) deposit accounts, bank or securities accounts or other Collateral to the extent perfection is achieved by “control” in the form of control or other agreements, except to the extent required by Section 5.2(b) or (c) of this Agreement; and

(8) Collateral to the extent perfection requires delivery of landlord lien waivers, estoppels or collateral access letters.

4.4 Name; Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. On the date hereof, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated. Unless otherwise stated on Schedule 4, such Grantor is not a transmitting utility as defined in UCC § 9-102(a)(80).

4.5 Inventory and Equipment. (a) On the date hereof, the Inventory and the Equipment are kept at the locations listed on Schedule 5. The provisions of this Section 4.5 shall not apply to Equipment or Inventory that is in transit, that has been sold (including sales on consignment or approval in the ordinary course of business), that is out for repair, that is at other locations for purposes of onsite maintenance or repair or to Equipment and Inventory at locations with less than $1,000,000 in aggregate value.

(b) None of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

4.6 Special Collateral; Excluded Collateral. (a) None of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care Insurance Receivables, (5) timber to be cut or (6) aircraft engines, satellites, ships or railroad rolling stock

(b) On the date hereof, no Excluded Asset is material to the business of such Grantor other than as set forth on Schedule 7 hereto.

4.7 Investment Property. (a) As of the date hereof, Schedule 2 hereto sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests” respectively, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests of the respective issuers thereof indicated on such Schedule. As of the date hereof, Schedule 2 hereto sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes representing or evidencing Indebtedness from time to time owed to any Grantor in an aggregate principal amount in excess of $1,000,000 and all of such Pledged Debt Securities and Pledged Notes have been, in the case of those issued by Affiliates of such Grantor, or, in the case of those issued by Persons that are not Affiliates of such Grantor, to the knowledge of such Grantor have been, duly authorized, authenticated, issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and are not in default, and in the case of those issued by Affiliates of such Grantor, constitute all of the issued and outstanding inter-company indebtedness owed from Affiliates evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. As of the date hereof, Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts, in each case, with amounts contained therein in excess of $1,000,000, in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto or as set forth on Schedule 2 hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

(b) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor other than any such Equity Interests that are Excluded Assets.

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for the Liens, options or claims created under this Agreement and Liens permitted under the Priority Lien Documents.

4.8 Receivables. (a) [Reserved.]

(b) None of the Grantors has Receivables in excess of $500,000 individually or $1,000,000 in the aggregate with respect to which the obligor is a Governmental Authority.

4.9 Intellectual Property.

(a) As of the date hereof, Schedule 6 lists all of the following Intellectual Property, to the extent owned by such Grantor: (i) issued Patents and pending Patent applications, (ii) registered Trademarks and applications for the registration of Trademarks (other than Internet domain names), and (iii) registered Copyrights and applications to register Copyrights. As of the date hereof, except as set forth on Schedule 6, all such Patents, Trademarks and Copyrights are recorded in the name of such Grantor. As of the date hereof, except as set forth on Schedule 6, such Grantor is the sole and exclusive owner of the entire right, title and interest in and to such Patents, Trademarks and Copyrights, and, to the knowledge of such Grantor, any other Material Intellectual Property owned by such Grantor, in each case free and clear of all Liens, except for Liens permitted by the Priority Lien Documents.

(b) As of the date hereof, except as set forth on Schedule 6 or as could not reasonably be expected to have a Material Adverse Effect, all registrations and applications for Patents, Trademarks and Copyrights owned by such Grantor are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, are any issued Patents owned by such Grantor the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees required to maintain each and every registration and application of Copyrights, Patents and Trademarks owned such Grantor constituting Material Intellectual Property in full force and effect.

(c) As of the date hereof, except for those matters which (i) are disclosed on Schedule 6 or (ii) could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business infringes, misappropriates, dilutes, or otherwise violates the intellectual property rights of any other Person. As of the date hereof, except as set forth on Schedule 6, to the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Intellectual Property owned by such Grantor, except for such infringement, misappropriation, dilution or violation that could not reasonably be expected to have a Material Adverse Effect.

(d) As of the date hereof, Schedule 6 lists all exclusive Copyright Licenses held by such Grantor that constitute Material Intellectual Property.

(e) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has taken commercially reasonable efforts to control the nature and quality of its products sold and its services rendered under or in connection with its owned Trademarks.

(f) Except as could not reasonably be expected to have a Material Adverse Effect, to the extent required by applicable law and reasonably practicable, such Grantor has been using appropriate statutory notice of registration in connection with its use of its owned registered Trademarks, issued Patents and registered Copyrights.

(g) As of the date hereof, except for those matters which (i) are disclosed on Schedule 6 or (ii) could not reasonably be expected to have a Material Adverse Effect, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened.

(h) As of the date hereof, except for those matters which (i) are disclosed on Schedule 6 or (ii) could not reasonably be expected to have a Material Adverse Effect, no settlements or consents, covenants not to sue, coexistence agreements, non-assertion assurances, or releases have been entered into by such Grantor in any manner that adversely impacts such Grantor’s rights to own, license to others or use any Material Intellectual Property owned by such Grantor. Except as could not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination, suspension, limitation or other impairment of any of such Grantor’s rights in its Material Intellectual Property.

(i) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has taken commercially reasonable efforts to protect the confidentiality of its Trade Secrets constituting its Material Intellectual Property.

4.10 Letter of Credit Rights. No Grantor is a beneficiary or assignee under any letter of credit with potential value in excess of $1,000,000 other than the letters of credit described on Schedule 8 hereto which Schedule shall be promptly updated by the applicable Grantor from time to time to reflect any additional letter of credit rights with potential value in excess of $1,000,000 obtained since such schedule was last delivered.

4.11 Commercial Tort Claims. No Grantor has any commercial tort claims with a potential value in excess of $1,000,000 other than those described on Schedule 9, which schedule shall be promptly updated by the Grantor and delivered to the Collateral Agent from time to time to reflect any additional commercial tort claims with a potential value in excess of $1,000,000 arising since such schedule was last delivered.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Priority Lien Secured Parties that, from and after the date of this Agreement until the Discharge of Priority Lien Obligations:

5.1 [Reserved].

5.2 Delivery and Control of Instruments and Certificated Securities, Deposit Accounts, Securities Accounts.

(a) If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral is or shall become evidenced or represented by any Instrument or Certificated Security, such Instrument (other than checks received in the ordinary course of business) or Certificated Security shall be promptly delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b) With respect to any Deposit Account in existence as of the date hereof, within 120 days after the date hereof, and with respect to any Deposit Account opened or acquired after the date hereof, within 120 days after the opening or acquisition thereof (in each case, or such longer period as may be reasonably acceptable to the Collateral Agent), each Grantor shall use commercially reasonable efforts to maintain all Deposit Accounts (excluding any Deposit Account exclusively used for payroll, payroll taxes and other employee wage and benefit payments) with a value in excess of $1,000,000 only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent and such Grantor.

(c) With respect to any Securities Account in existence as of the date hereof, within 120 days after the date hereof, and with respect to any Securities Account opened or acquired after the date hereof, within 120 days after the opening or acquisition thereof (in each case, or such longer period as may be reasonably acceptable to the Collateral Agent), each Grantor shall use commercially reasonable efforts to maintain all Securities Accounts with a value in excess of $1,000,000 only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent and such Grantor.

(d) Notwithstanding the foregoing, (i) the aggregate value of Deposit Accounts or Securities Accounts not subject to control agreements pursuant to Section 5.2(b) and (c) because of their value being below the $1,000,000 thresholds described therein shall not at any time exceed $2,500,000 and (ii) the net cash proceeds of the Notes shall be held in a Deposit Account that is subject to the requirements of Section 5.2(b), pending the application of such proceeds.

5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Except with respect to the Specified Assets, and to the extent described in Section 4.3, each Grantor shall take all actions as described in Section 7.3 of the Collateral Agency Agreement. In furtherance of the foregoing, within 90 days after the end of each fiscal year of Parent, Parent shall deliver to the Collateral Agent a certificate of an Officer (as defined in the Indenture and including any similar term in any other Priority Lien Document) of Parent attaching a supplement to the Schedules hereto reflecting any changes to the Schedules hereto during such fiscal year or confirming that there has been no change in such information since the date of this Agreement or latest supplement of the Schedules hereto.

(b) In the event that a Grantor hereafter acquires any Collateral of a type described in Section 4.6(a) hereof, it shall promptly notify the Collateral Agent in writing and use commercially reasonable efforts to take such actions and execute such documents and make such filings all at such Grantor’s expense as required by applicable law or as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject to any Liens expressly permitted by the Priority Lien Documents. Notwithstanding the foregoing, no Grantor shall be required to so notify the Collateral Agent or to take any such action (other than the filing of UCC-1 financing statements, if applicable) unless the Collateral (in the good faith determination of such Grantor) is of a value in excess of $1,000,000 or is material to such Grantor’s business.

5.4 Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent (or such shorter notice period or subsequent notice period as shall be reasonably satisfactory to the Collateral Agent) and delivery to the Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents required by applicable law or as reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, without limiting the prohibitions on mergers involving the Grantors contained in the Priority Lien Documents, change its legal name, jurisdiction of organization or, in the case of a Grantor that is not a registered organization organized under the law of a state of the United States, the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 4.4.

5.5 Notices. Such Grantor will advise the Collateral Agent in writing promptly, in reasonable detail, of:

(a) any Lien (other than any Liens expressly permitted by the Priority Lien Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Priority Lien Secured Parties, hold the same in trust for the Priority Lien Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests (and the Collateral Agent hereby does so request), signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Priority Lien Obligations. Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Priority Lien Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Priority Lien Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Priority Lien Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Priority Lien Obligations.

(b) Without the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld, such Grantor will not (i) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (ii) without the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (ii), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, use commercially reasonable efforts to take steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(c) Each Grantor which is an Issuer, agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity Interests issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Pledged Equity Interests issued by it and (iii) the terms of Sections 5.7(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.7(c) or 6.6 with respect to the Pledged Equity Interests issued by it.

5.7 Voting and Other Rights with Respect to Pledged Securities. (a) Unless (x) a Specified Event of Default shall have occurred and be continuing or (y) any Priority Lien Obligations were accelerated in accordance with the provisions of the applicable Priority Lien Document, and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.7(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes or Pledged Debt Securities, to the extent permitted in the Priority Lien Documents, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would materially and adversely impair the Collateral or which would result in any material violation of any provision of this Agreement or any other Priority Lien Document.

(b) If (x) a Specified Event of Default shall occur and be continuing or (y) any Priority Lien Obligations have been accelerated in accordance with the provisions of the applicable Priority Lien Document, and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Pledged Equity Interests to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Equity Interests for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Equity Interest pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that (1) a Specified Event of Default has occurred and is continuing or (2) any Priority Lien Obligations have been accelerated in accordance with the provisions of the applicable Priority Lien Document and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity Interests directly to the Collateral Agent.

5.8 Receivables. (a) If the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), no Grantor will (i) grant any extension of the time of payment of any Receivable required to be included in Collateral, (ii) compromise or settle any Receivable required to be included in Collateral for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable required to be included in Collateral, (iv) allow any credit or discount whatsoever on any

Receivable required to be included in Collateral or (v) amend, supplement or modify any Receivable required to be included in Collateral; provided that notwithstanding any of the above, such extensions, compromises, settlements, releases, credits, discounts, amendments, supplements or modifications shall be permitted if (A) they occur in the ordinary course of business (it being acknowledged that each Grantor in the ordinary course of its business compromises and settles Receivable for significantly less than the full amount thereof and routinely gives significant credits or discounts), (B) they are otherwise permitted by the Priority Lien Documents, or (C) they would not reasonably be expected to materially adversely affect the value of the Receivable required to be included in Collateral taken as a whole.

(b) If the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

(c) Other than in the ordinary course of business consistent with its past practice or as could not reasonably be expected to have a Material Adverse Effect, each Grantor shall perform and comply with all of its obligations with respect to the Receivables.

5.9 Intellectual Property. Except as provided in the Priority Lien Documents: (a) Such Grantor will not, (and shall use commercially reasonable efforts to ensure its licensees will not), without the prior written consent of the Collateral Agent, discontinue use of any Material Intellectual Property owned by such Grantor, or do any act or omit to do any act whereby any Material Intellectual Property owned by such Grantor may lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired, or abandon any application or any right to file an application for a Copyright, Patent, or Trademark constituting Material Intellectual Property owned by such Grantor.

(b) Such Grantor shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, as applicable, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by, or with respect to any registered Copyright exclusively licensed to, such Grantor (to the extent permitted by applicable law) and constituting Material Intellectual Property, including, but not limited to, those applications and registrations listed on Schedule 6.

(c) Such Grantor agrees that, (i) should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral, (ii) should it obtain an exclusive license to any registered Copyright which is not now a part of the Collateral, (iii) should it (either by itself or through any agent, employee, licensee, or designee on such Grantor’s behalf) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing, or (iv) should it file a Statement of Use or an Amendment to Allege Use with respect to any Intent-to-Use Application (collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 3 shall automatically apply thereto, and, solely with respect to Intellectual Property registered or applied for in the United States or Canada, it shall give prompt written notice thereof (and, in any event, within 45 days after the relevant event) to the Collateral Agent, and, solely with respect to Intellectual Property registered or applied for in the United States or Canada, it shall provide the Collateral Agent promptly (and, in any event, within 45 days after the relevant event) with an amended Schedule 6 and promptly (and, in any event, within 45 days after the relevant event) take the actions specified in Section 5.9(d) with respect thereto.

(d) Such Grantor agrees to execute Intellectual Property Security Agreements with respect to any United States issued Patents and Patent applications, any United States registered Trademarks and applications for the registration of United States Trademarks (except any Intent-to-Use Applications), any United States registered Copyrights and applications to register United States Copyrights, and any Copyright Licenses that grant to such Grantor any exclusive right in or to any United States registered Copyright (collectively, “Perfected IP”), in each case, included in the Collateral as of the date hereof, as well as any Perfected IP constituting After-Acquired Intellectual Property, in substantially the form of Exhibits C-1, C-2, and C-3 in order to record the security interest granted herein to the Collateral Agent for the benefit of the Priority Lien Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and such Grantor shall promptly execute and deliver, and have recorded, any and all other agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Priority Lien Secured Parties’ security interest in any such Intellectual Property with any other applicable offices, agencies, or Governmental Authorities within the United States.

(e) Such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any Material Intellectual Property owned by such Grantor under such contracts.

(f) Such Grantor shall promptly notify the Collateral Agent in writing if it knows that any Patent, Trademark or Copyright that is registered or subject to an application for registration that is Material Intellectual Property owned by such Grantor may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such Patent, Trademark or Copyright (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights.

(g) Such Grantor will (and shall use commercially reasonable efforts to ensure that its licensees will), to the extent it has determined such notice is necessary and is reasonably practicable, use proper notice of its Patent, Trademark or Copyright rights in connection with the use of any of its owned Material Intellectual Property.

(h) In the event that any Person initiates, or threatens in writing to initiate, any action or proceeding alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the intellectual property of any other Person, and such action or proceeding could reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent after it learns thereof.

(i) In the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by another Person, such Grantor shall promptly (i) take actions that it considers reasonable under the circumstances to stop such infringement, misappropriation, dilution or other violation and to protect its rights in such Material Intellectual Property, and (ii) notify the Collateral Agent after it learns thereof.

(j) Such Grantor shall take such commercially reasonable steps as it determines necessary in its reasonable business judgment to protect the secrecy of all Trade Secrets constituting Material Intellectual Property, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

5.10 Government Receivables. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of Receivables in excess of $5,000,000 in the aggregate in respect of which the account debtor is an Applicable Governmental Authority (as defined below), such Grantor shall (i) promptly thereafter notify the Collateral Agent in writing thereof, (ii) provide to the Collateral Agent all such documents and instruments, and take all such actions, as shall be reasonably be requested by the Collateral Agent to enable the Collateral Agent to comply with the requirements of the Federal Assignment of Claims Act of 1940 or any other Requirement of Law to perfect its security interest in such Receivables and obtain the benefits of such Act or Requirement of Law with respect thereto and (iii) otherwise comply with its obligations under Section 5.3 with respect thereto. As used in this paragraph, the term “Applicable Governmental Authority” shall mean any Governmental Authority the law applicable to which provide that, for a creditor of a Person to which such Governmental Authority has an obligation to pay money, whether pursuant to a Receivable, a General Intangible or otherwise, to perfect such creditor’s Lien on such obligation and/or to obtain the full benefits of such Lien and such law, certain notice, filing, recording or other similar actions other than the filing of a financing statement under the UCC must be given, executed, filed, recorded, delivered or completed, including, without limitation, any Federal Governmental Authority to which the Federal Assignment of Claims Act of 1940 is applicable.

5.11 Insurance Certificates and Endorsements. The Grantors will furnish to the Collateral Agent, upon request, information in reasonable detail as to the insurance maintained by them and use commercially reasonable efforts to ensure that such insurance shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured or loss payee, as applicable.

5.12 Material Real Property. Subject to the applicable limitations set forth herein, with respect to any Material Real Property in existence as of the date hereof or acquired hereafter (in which case the applicable Grantor will give prompt written notice to the Collateral Agent of the acquisition thereof), to the extent the Material Real Property is financeable, the applicable Grantor will, with respect to any Material Real Property in existence as of the date hereof, within 120 days after the date hereof, and with respect to any Material Real Property acquired after the date hereof, within 120 days after the acquisition thereof (in each case, or such longer period as may be reasonably acceptable to the Collateral Agent), (i) execute and deliver a Mortgage, subject to Liens permitted under the Priority Lien Documents covering such real property, (ii) provide the Collateral Agent with (x) a pro forma title insurance policy covering such Material Real Property in an amount equal to 105% of the purchase price of such owned real property or the fair market value of the leasehold interests (or, in each case, such other lesser amount as shall be reasonably acceptable to the Collateral Agent) as well as, to the extent reasonably requested, a current ALTA survey thereof (or local equivalent thereof), or deliver existing surveys together with affidavits of no-change to the title insurance company in lieu thereof, (y) any consents, affidavits or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (z) if any such Material Real Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, a standard flood hazard determination form and proof of flood insurance, if applicable, covering such Material Real Property and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent; provided that it is understood and agreed that the Grantors shall only be required to use commercially reasonable efforts to comply with this Section 5.12 with respect to Material Real Property consisting of leasehold interests in real property. Notwithstanding anything contained herein to the contrary, it is understood and agreed that (x) with respect to any Mortgage securing a leasehold interest in real property in a jurisdiction that imposes a mortgage recording tax, (i) the amount secured by such Mortgage shall not exceed an amount equal to the fair market value for such leasehold interest in real property (such fair market value being determined by the applicable Grantor in its sole discretion in good faith) and (ii) such Mortgage shall specify the dollar value of the Collateral secured by such Mortgage and (y) with respect to any Mortgage securing a fee interest in real property in a jurisdiction that imposes a mortgage recording tax, (i) the amount secured by such Mortgage shall not exceed an amount equal to the fair market value for such fee interest in real property and (ii) such Mortgage shall specify the dollar value of the Collateral secured by such Mortgage. The applicable Grantor will pay all recording costs, intangible taxes and other fees and costs (including attorneys’ fees and expenses) incurred in connection with this Section 5.12.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) If the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), the Collateral Agent shall have the right (but not the obligation) annually (or, if a Priority Lien Event of Default has occurred and is continuing, at any time) to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. If the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), annually (or, if a Priority Lien Event of Default has occurred and is continuing, at any time), upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense consistent with its reasonable business judgment; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of a Priority Lien Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of a Priority Lien Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for application in accordance with Section 3.4 of the Collateral Agency Agreement, and (ii) until so turned over, shall be held by such Grantor in trust for the Priority Lien Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) If the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), if a Priority Lien Event of Default has occurred and is continuing, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of a Priority Lien Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) After the occurrence and during the continuance of a Priority Lien Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), the Collateral Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of a Priority Lien Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor), the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivable directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Priority Lien Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Priority Lien Secured Party of any payment relating thereto, nor shall any Priority Lien Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Priority Lien Secured Parties specified in Section 6.1 with respect to payments of Receivables, if (x) the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) (or if no ABL Obligations have been incurred by any Grantor) (provided that this clause (x) shall not apply to identifiable proceeds of Cash Flow Priority Collateral) and (y) a Priority Lien Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Priority Lien Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Priority Lien Secured Parties) shall continue to be held as collateral security for all the Priority Lien Obligations and shall not constitute payment thereof until applied as provided in accordance with Section 3.4 of the Collateral Agency Agreement.

6.4 [Reserved].

6.5 Code and Other Remedies. (a) If a Priority Lien Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Priority Lien Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Priority Lien Obligations, all rights and remedies of a Priority Lien Secured Party under the UCC (whether or not the UCC applies to the affected Collateral) and its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, if a Priority Lien Event of Default shall occur and be continuing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may, subject to pre-existing rights and licenses, forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Priority Lien Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate. Each Priority Lien Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC, the Collateral Agent shall be entitled to use and apply any of the Priority Lien Obligations on a pro rata basis as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Collateral Agent shall have no obligation to marshal any of the Collateral.

(b) Such Proceeds shall be applied or retained by the Collateral Agent in accordance with Section 3.4 of the Collateral Agency Agreement. The reasonable out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.5, including with respect to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Priority Lien Secured Parties hereunder, shall be payable in accordance with the provisions of Section 7.11 of the Collateral Agency Agreement.

(c) In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and, to the extent required under applicable law, the applicable Grantor shall supply the Collateral Agent or its designee with (i) copies of such Grantor’s documents and things embodying such Grantor’s know-how and expertise, relating to the exploitation of such Intellectual Property, including the manufacture, distribution, advertising and sale of products or the provision of services under such Intellectual Property, and (ii) copies of such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

(d) For the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 6.5 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of the Priority Lien Secured Parties, subject to pre-existing rights and licenses, (i) an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned and held or hereafter acquired or created by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof to the extent permitted by the terms of applicable licenses) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor.

(e) The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale pursuant to this Agreement conducted in accordance with the requirements of applicable laws. To the extent permitted by applicable law, the Grantors hereby waive any claims against the Collateral Agent and the Priority Lien Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Priority Lien Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in accordance with applicable laws and this Agreement. The Grantors hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to any Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

6.6 Effect of Securities Laws. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Priority Lien Secured Parties, that the Priority Lien Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Priority Lien Event of Default has occurred or a defense of payment.

6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Priority Lien Obligations and the fees and disbursements of any attorneys employed by any Priority Lien Secured Party to collect such deficiency.

6.8 Compliance with FCC Laws. Notwithstanding anything in this Agreement to the contrary, no action shall be taken by the Collateral Agent or the Priority Lien Secured Parties with respect to the foreclosure on, sale, transfer or disposition of, or control of, the Collateral that would constitute or result in any assignment or transfer of control, whether de jure or de facto, of any FCC License, if such assignment or transfer of control would require under then existing law (including Communications Laws) the prior approval of the FCC, without first obtaining such approval of the FCC.

SECTION 7. POWER OF ATTORNEY; AUTHORIZATION OF FINANCING STATEMENTS

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable required to be included in Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) except with respect to the Specified IP Assets, in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Priority Lien Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Priority Lien Documents and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.5 or 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark owned by such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (8) generally, but subject to pre-existing rights and licenses, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Priority Lien Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(vi) prepare draft applications seeking the FCC’s consent to transfer control of, or assign, FCC Licenses, and provided such applications are certified as accurate and are executed by an officer of the appropriate Grantor, file such applications with the FCC; and

(vii) to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Priority Lien Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Priority Lien Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Priority Lien Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any other Priority Lien Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Priority Lien Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Priority Lien Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Priority Lien Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Priority Lien Document, by law or otherwise.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Priority Lien Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless a Priority Lien Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise any of the powers in this Section 7.1 without first making demand on the Grantor and the Grantor failing to promptly comply therewith.

(c) The reasonable out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable in accordance with the provisions of Section 7.11 of the Collateral Agency Agreement.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement to the extent provided herein. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property” of the such Grantor, whether now owned or hereafter existing or acquired by such Grantor or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

SECTION 8. THE COLLATERAL AGENT

8.1 Authority of Collateral Agent . (a) Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Priority Lien Secured Parties, be governed by the Collateral Agency Agreement and the Priority Lien Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Priority Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b) The provisions of Articles 3, 5 and 6 of the Collateral Agency Agreement are incorporated herein by reference. Each Priority Lien Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Priority Lien Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Priority Lien Secured Parties in accordance with the terms of this Agreement and the Collateral Agency Agreement. To the extent permitted by applicable law, each Priority Lien Secured Party authorizes the Collateral Agent to credit bid all or any part of the Priority Lien Obligations held by it.

(c) Notwithstanding anything herein to the contrary, the Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the collateral or any agreement or assignment contained therein, for the validity of the title to the collateral, for insuring the collateral or for the payment of taxes, charges, assessments or liens upon the collateral or otherwise as to the maintenance of the collateral or for the preservation of any rights against any third parties with respect to the collateral. The Collateral Agent will have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Priority Lien Documents by any other Person.

(d) The Collateral Agent is entering into this Agreement not in its individual capacity but solely in its capacity as Collateral Agent under the Indenture, the Notes Security Documents and the Intercreditor Agreements. In entering into this Agreement and acting hereunder, the Collateral Agent shall be entitled to all of the rights, powers, protections, immunities and indemnities afforded to it in the Indenture, the Notes Security Documents and the Intercreditor Agreements as if the same were set forth herein mutatis mutandis.

(e) The Collateral Agent shall not have any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Priority Lien Secured Parties. For purposes of clarity, phrases such as “satisfactory to the Collateral Agent”, “approved by the Collateral Agent”, “acceptable to the Collateral Agent”, “as determined by the Collateral Agent”, “in the Collateral Agent’s discretion”, “selected by the Collateral Agent”, “requested by the Collateral Agent” and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.

(f) The parties to this Agreement agree that (x) the rights, protections, indemnities and immunities provided to the Collateral Agent hereunder are applicable to the Collateral Agent in connection with the entry into, and the performance of any of its related roles under, the Crossing Lien Intercreditor Agreement and (y) the indemnity in Section 9.4 of this Agreement provided to the Collateral Agent under this Agreement extends to the Collateral Agent in connection with the performance of any of its related roles under the Crossing Lien Intercreditor Agreement.

SECTION 9. MISCELLANEOUS

9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except with the written consent of the applicable Grantors and the Collateral Agent (acting in accordance with Section 7.1 of the Collateral Agency Agreement). Notwithstanding the foregoing, any amendment, waiver or other modification to the provisions of this Agreement made solely to, and deemed reasonably necessary or advisable by a counsel of local jurisdiction to, facilitate the grant of a security interest created hereunder by any Grantor that is a Foreign Restricted Subsidiary will be effective when executed and delivered by such Grantor and the other applicable Grantors without execution by the Collateral Agent.

9.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 7.8 of the Collateral Agency Agreement.

9.3 No Waiver by Course of Conduct; Cumulative Remedies. No Priority Lien Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Priority Lien Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Priority Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Priority Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Priority Lien Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Expenses; Indemnification. (a) The provisions of Section 7.11 and Section 7.12 of the Collateral Agency Agreement are incorporated herein by reference but without duplication.

9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Priority Lien Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

9.6 Set-Off. Each Grantor hereby irrevocably authorizes each Priority Lien Secured Party (other than any Hedge Provider or Bank Product Provider) at any time and from time to time while a Priority Lien Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Priority Lien Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Priority Lien Secured Party hereunder and claims of every nature and description of such Priority Lien Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Priority Lien Document or otherwise, as such Priority Lien Secured Party may elect, whether or not any Priority Lien Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that such Priority Lien Secured Party turns over to the Collateral Agent the value of the set-off and appropriation permitted by this Section 9.6 for application in accordance with Section 3.4 of the Collateral Agency Agreement. Each such Priority Lien Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Priority Lien Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Priority Lien Secured Party (other than any Hedge Provider or Bank Product Provider) under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Priority Lien Secured Party may have.

9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., “.pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.8 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

9.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 [Reserved] .

9.11 GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

9.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Priority Lien Document shall affect any right that any Priority Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or any of its assets in the courts of any jurisdiction;

(d) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(e) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.8 of the Collateral Agency Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(f) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

9.13 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Priority Lien Secured Parties or among the Grantors and the Priority Lien Secured Parties.

9.14 Additional Grantors. Each Subsidiary of any Grantor that is required to become a party to this Agreement pursuant to Section 4.20 of the Indenture or any other Priority Lien Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

9.15 Releases. (a) The provisions of Article 4 of the Collateral Agency Agreement are incorporated herein by reference.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement (other than financing statements to maintain or continue a perfected security interest to the extent necessary to comply with Section 5.3) or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

9.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES IT JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.17 Intercreditor Agreements(a) . Notwithstanding anything herein to the contrary or in any other Priority Lien Document, the lien and security interest granted to the Collateral Agent for the benefit of the Priority Lien Secured Parties pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent for the benefit of the Priority Lien Secured Parties hereunder are subject to the provisions of the Collateral Agency Agreement and the Crossing Lien Intercreditor Agreement (if any). Without limiting the generality of the foregoing, after the incurrence of ABL Obligations by any Grantor and prior to the Discharge of ABL Obligations, any right or obligation of the Collateral Agent to apply payments or proceeds in accordance with this Agreement or the Collateral Agency Agreement shall be subject to the provisions governing the application of payments or proceeds in the Crossing Lien Intercreditor Agreement. In the event of any conflict between the terms of the Collateral Agency Agreement and this Agreement, the terms of the Collateral Agency Agreement shall govern and control. Except as provided in the next sentence, if there any conflict between the Crossing Lien Intercreditor Agreement and this Agreement or the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement will control. In matters solely relating to or as between the Priority Lien Secured Parties, if there is any conflict between the Collateral Agency Agreement and the Crossing Lien Intercreditor Agreement, the terms of the Collateral Agency Agreement will control. Each Priority Lien Secured Party, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Crossing Lien Intercreditor Agreement (if any), (ii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the Crossing Lien Intercreditor Agreement, and (iii) acknowledges (or is deemed to acknowledge) that a copy of the form of the Crossing Lien Intercreditor Agreement was delivered, or made available, to such Person.

(b) Notwithstanding anything to the contrary contained herein or in any other Priority Lien Document, to the extent that the provisions of this Agreement (or any other Priority Lien Document) require the delivery of, or control over, ABL Priority Collateral to be granted to the Collateral Agent at any time after the incurrence of ABL Obligations by any Grantors and prior to the Discharge of ABL Obligations, then delivery of such ABL Priority Collateral (or control with respect thereto, and any related approval or consent rights) may instead be made to the ABL Agent (as bailee for the Collateral Agent), to be held in accordance with the applicable ABL Documents and subject to the Crossing Lien Intercreditor Agreement. After the incurrence of ABL Obligations by any Grantor and prior to the Discharge of ABL Obligations, the ABL Agent shall have sole discretion (in consultation with the Grantors, if applicable) with respect to any determination concerning solely ABL Priority Collateral as to which the Collateral Agent would have authority to exercise under this Agreement pursuant to a provision that exists in substantially the same form in the ABL Credit Agreement or the documentation governing any other ABL Obligation.

(c) Upon the incurrence of ABL Obligations and in accordance with the terms of the Crossing Lien Intercreditor Agreement, the ABL Agent, to the extent provided therein and the other ABL Documents, shall be entitled to receive delivery of, and take control over, ABL Priority Collateral and to hold such Collateral in accordance with the applicable terms of the Crossing Lien Intercreditor Agreement and the other ABL Documents.

(d) Following the Discharge of ABL Obligations and in accordance with the terms of the Crossing Lien Intercreditor Agreement, the Collateral Agent, to the extent provided herein and in the Collateral Agency Agreement, shall be entitled to receive delivery of, and take control over, ABL Priority Collateral and to hold such Collateral in accordance with the applicable terms of this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary herein, no Grantor shall be required to take or refrain from taking any action required to be taken by such Grantor pursuant to this Agreement or at the request of the Collateral Agent (acting at the direction of the Priority Lien Secured Parties) with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Crossing Lien Intercreditor Agreement and that the representations, warranties and covenants of such Grantor shall be deemed to be modified to the extent necessary to effect the foregoing.

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IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

GOGO INC.

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

GOGO FINANCE CO. INC.

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer, Treasurer and Assistant Secretary

GOGO BUSINESS AVIATION LLC

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

GOGO LLC

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

AC BIDCO LLC

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

GOGO INTERNATIONAL HOLDINGS LLC

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

GOGO CONNECTIVITY LTD.

By:	/s/ Barry Rowan
Name:	Barry Rowan
Title:	Executive Vice President and Chief
Financial Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Linda Garcia
Name: Linda E. Garcia
Title: Vice President

EXHIBIT A-1

TO COLLATERAL AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [                ], 20[    ] (this “Agreement”), is made by the signatory hereto indicated as a “Grantor” (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Priority Lien Secured Parties (in such capacity and together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Grantor entered into a Collateral Agreement dated as of April 25, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantor, the Collateral Agent and the other persons party thereto, pursuant to which Grantor granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in the Copyright Collateral (as defined below); and

WHEREAS, pursuant to the Collateral Agreement, Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Priority Lien Secured Parties with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Collateral Agency Agreement referred to therein.

SECTION 2. Grant of Security Interest

Grantor hereby grants to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Grantor’s Priority Lien Obligations:

(a) All of Grantor’s right, title and interest in and to all works of authorship, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other copyright rights accruing thereunder or pertaining thereto throughout the world (collectively “Copyrights”); and

EXHIBIT A-1-1

(b) all written licenses pursuant to which Grantor has been granted exclusive rights in any registered Copyrights, including, without limitation, each agreement listed in Schedule A attached hereto.

SECTION 3. Collateral Agreement and Collateral Agency Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Priority Lien Secured Parties pursuant to the Collateral Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement, the Collateral Agency Agreement or the Crossing Lien Intercreditor Agreement, the provisions of the Collateral Agreement, the Collateral Agency Agreement or the Crossing Lien Intercreditor Agreement, as applicable, shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT A-1-2

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

EXHIBIT A-1-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT A-1-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Title	Author	Registration No.	Registration Date

COPYRIGHT APPLICATIONS

Title	Author	Application / Case No.	Filing Date

EXCLUSIVE COPYRIGHT LICENSES

Title of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT A-1-5

EXHIBIT A-2

TO COLLATERAL AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [                ], 20[    ] (this “Agreement”), is made by the signatory hereto indicated as a “Grantor” (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Priority Lien Secured Parties (in such capacity and, together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Grantor entered into a Collateral Agreement dated as of April 25, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantor, the Collateral Agent and the other persons party thereto, pursuant to which the Grantor granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in the Patent Collateral (as defined below); and

WHEREAS, pursuant to the Collateral Agreement, Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Priority Lien Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION. 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Collateral Agency Agreement referred to therein.

SECTION 2. Notice and Confirmation of Grant of Security Interest.

Grantor hereby confirms the grant in the Collateral Agreement to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, of a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Grantor’s Priority Lien Obligations:

All of Grantor’s right, title and interest in and to all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including without limitation: (i) each patent and patent application listed in Schedule A attached hereto (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (vi) all other patent rights accruing thereunder or pertaining thereto throughout the world.

EXHIBIT A-2-1

SECTION 3. Collateral Agreement and Collateral Agency Agreement

The security interest confirmed pursuant to this Agreement is confirmed in conjunction with the security interest granted to the Collateral Agent for the Priority Lien Secured Parties pursuant to the Collateral Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement, the Collateral Agency Agreement or the Crossing Lien Intercreditor Agreement, the provisions of the Collateral Agreement, the Collateral Agency Agreement or the Crossing Lien Intercreditor Agreement, as applicable, shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT A-2-2

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

EXHIBIT A-2-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT A-2-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT A-2-5

EXHIBIT A-3

TO COLLATERAL AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [                ], 20[    ] (this “Agreement”), is made by the signatory hereto indicated as a “Grantor” (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Priority Lien Secured Parties (in such capacity and, together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Grantor entered into a Collateral Agreement dated as of April 25, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantor, the Collateral Agent and the other persons party thereto, pursuant to which the Grantor granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the Collateral Agreement, Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Priority Lien Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Collateral Agency Agreement referred to therein.

SECTION 2. Notice and Confirmation of Grant of Security Interest in Trademark Collateral

SECTION 2.1 Notice and Confirmation of Grant of Security. Grantor hereby confirms the grant in the Collateral Agreement to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, of a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Grantor’s Priority Lien Obligations:

All of Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names and other indicia of origin or source identification, whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extension and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other trademark rights accruing thereunder or pertaining thereto throughout the world.

EXHIBIT A-3-1

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein could impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Collateral Agreement and Collateral Agency Agreement

The security interest confirmed pursuant to this Agreement is confirmed in conjunction with the security interest granted to the Collateral Agent for the Priority Lien Secured Parties pursuant to the Collateral Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement, the Collateral Agency Agreement or the Crossing Lien Intercreditor Agreement, the provisions of the Collateral Agreement or the Collateral Agency Agreement, as applicable, shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT A-3-2

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

EXHIBIT A-3-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT A-3-4

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT A-3-5

Annex 1 to

Collateral Agreement

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                 ,         , made by                             , a                      (the “Additional Grantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity and, together with its permitted successors and assigns, the “Collateral Agent”) for the Priority Lien Secured Parties (as defined in the Collateral Agency Agreement referred to in the Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement or the Collateral Agency Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, the Grantors (other than the Additional Grantor) have entered into the Collateral Agreement dated as of April 25, 2019 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties;

WHEREAS, the Additional Grantor is required to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                 1 to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS ASSUMPTION AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

[1]	Refer to each Schedule which needs to be supplemented.

Annex 1-1

3. Successors and Assigns.

This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-2

Annex 1A

Annex 1A-1